UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Amendment No. 2 )

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

BROADCASTER, INC.

(Name of Registrant As Specified In Its Charter)

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BROADCASTER, INC.
9201 Oakdale Avenue, Suite 200

Chatsworth, California 91311

(818) 206-9274

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF BROADCASTER, INC.:

The purpose of this letter is to inform you that on December 21, 2007 the holders of a majority in voting power of the outstanding stock of Broadcaster, Inc. (the “Corporation”) executed and delivered a written consent adopting a resolution to remove without cause two directors, Dr. Vincent Orza and Paul Goodman, as members of the board of directors of the Corporation.

The holders of shares representing 58% of our voting power have executed a written consent in favor of the removal of two directors from the Board of Directors of the Corporation. The removal of the directors is described in greater detail in the information statement accompanying this notice. The consents that we have received constitute the only stockholder approval required to remove the directors under the General Corporation Law of the State of Delaware and the Corporation’s certificate of incorporation and bylaws. In accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, the removal of directors provided for in the consent will not be effective until January __, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority in voting power of the Corporation’s outstanding stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

January __, 2008

/s/ MARTIN WADE, III
Martin Wade, III
Chairman and Chief Executive Officer

BROADCASTER, INC.
9201 Oakdale Avenue
Suite 200

Chatsworth, California 91311

INFORMATION STATEMENT

January __, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about January __, 2008, to the stockholders of record of Broadcaster, Inc. at the close of business on December 21, 2007 (the “Record Date”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders by written consent, as required by Section 228 of the General Corporation Law of the State of Delaware and our bylaws.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock, par value $.001 per share, have adopted, by written consent, resolutions to remove without cause two directors as members of the board of directors of Broadcaster, Inc. (the “Company”).

As of the date hereof, we had 300,000,000 shares of common stock authorized, of which 51,342,221 shares were outstanding.  Each outstanding share of common stock is entitled to one vote per share.

The approval of the holders of a majority of the outstanding shares of our common stock is required to remove Dr. Vincent Orza and Paul Goodman. Under Delaware law and our organizational documents, the Corporation’s stockholders are permitted to act by written consent in lieu of a meeting to effect such removal.  Written consents to remove Dr. Vincent Orza and Paul Goodman were delivered to the Corporation from stockholders holding approximately 58% of the voting power of the Corporation’s common stock.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

This Information Statement is being furnished by the Company pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, and in connection with certain actions approved by written consent, dated December 21, 2007, of stockholders holding a majority in voting power of the Corporation’s outstanding common stock to remove the directors described above pursuant to the General Corporation Law of the State of Delaware and the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and its Amended and Restated By-laws, as amended (the “Bylaws”).

We are distributing this Information Statement to our stockholders in full satisfaction of the notice requirements of Section 228(e) of the General Corporation Law of the State of Delaware. No additional action will be undertaken by us with respect to the receipt of the written consent, and our stockholders are not entitled to any appraisal rights under Delaware law, our Certificate of Incorporation or our Bylaws as a result of the actions to be taken pursuant to the written consent described above.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (818) 206-9274. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

DESCRIPTION OF ACTIONS TAKEN

Written Consent Executed and Delivered by the Consenting Stockholders

On December 21, 2007,  record holders of 29,777,137 shares of our Common Stock, representing approximately 58% of such Common Stock outstanding as of December 21, 2007, executed and delivered a written consent providing for the removal without cause of two directors, Dr. Vincent Orza and Paul Goodman from their positions on our Board of Directors. Although the removal of the two directors is being effected without cause, it is motivated by the shareholders’ lack of confidence in the business judgment of the two directors being removed. Such lack of confidence is the result of recent conversations between the shareholders and the directors regarding how to shut down the Company’s business operations in a manner that would preserve the value of the Company’s assets and share price. The fact that, based upon their biographies and conversations, neither Dr. Vincent Orza nor Paul Goodman has any prior experience in managing companies in the media industry also contributed to such lack of confidence .. A copy of the written consent of the majority stockholders is attached as Annex A to this Information Statement.

Vote Required; Manner of Approval

Under our Certificate of Incorporation and the General Corporation Law of the State of Delaware, directors may be removed from our Board of Directors, with or without cause, by the holders of a majority in voting power of the shares entitled to vote at an election of directors. The Delaware General Corporation Law and our bylaws provide that stockholders may take action without a meeting of stockholders if a consent or consents in writing, setting forth the action so taken, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. As a result, the removal of directors from our Board of Directors may be effected by a written consent or consents executed by the holders of a majority of the outstanding shares of our Common Stock. As of December 21, 2007, 9 people held of record 58% of the outstanding shares of our Common Stock. As such, the written consent executed and delivered on December 21, 2007 is sufficient to remove Dr. Vincent Orza and Paul Goodman from the Corporation’s Board of Directors and no further vote, approval or consent of stockholders is required to approve this action. The Delaware General Corporation Law provides that the written consent is effective when executed by the holders of the number of shares of Common Stock required to take the action and delivered to the Company. Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the action taken by the stockholders to remove Dr. Vincent Orza and Paul Goodman as members of our Board of Directors cannot take effect until 20 days after this Information Statement is sent to our Stockholders. Therefore, the removal of Dr. Vincent Orza and Paul Goodman from the board of directors will be effective as of January __, 2008. Delaware law does not have a similar requirement.

Outstanding Voting Stock of the Company

As of December 21, 2007, there were 51,342,221 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters submitted to the shareholders.

OUR BOARD OF DIRECTORS

The action by written consent removes Dr. Vincent Orza and Paul Goodman from our Board of Directors as of January __, 2008. Following the removal of Dr. Orza, and Paul Goodman the remaining directors of the Company will be Martin Wade, Blair Mills, and Richard Berman. Our bylaws require that the number of Directors be at least three. After the removal, the Board of Directors will be composed of the requisite number of Directors specified in our bylaws. Additional information regarding each of our directors is set forth below.

Directors Removed

Vincent F. Orza, Jr., age 57. Dr. Orza became a director of Broadcaster in July 2007. Dr. Orza is Dean of the Meinders School of Business of Oklahoma City University. Prior to his current position with Oklahoma City University, Dr. Orza served as a trustee of Oklahoma City University, taught economics and marketing for 16 years at the University of Central Oklahoma and received an Ed.D. degree from the University of Oklahoma. Dr. Orza also serves as a news anchor for an Oklahoma City network affiliate and is a regular columnist for a local newspaper. He brings public company experience having been the founder, Chairman and CEO of Eateries, Inc., an operator and franchisor of a chain of restaurants operating in 20 states, which traded on The Nasdaq Stock Market before this company went private in 2003. Dr. Orza ran twice for Governor of Oklahoma.

Paul Goodman. age 46. Mr. Goodman became a director in May 2007. Mr. Goodman is a partner in the New York City law firm of Cyruli Shanks & Zizmor LLP and concentrates on the representation of Internet and new media clients handling a wide range of corporate and financing transactions including venture capital, angel round investing and mergers and acquisitions. He was formerly a faculty member of the Queens College Computer Science Department and is the author of five books on computer programming. Mr. Goodman became a director of Maxus Technology Corporation in December 2006. He has also been on the board of directors of SecureLogic Corp. since 1999. He serves on the Audit Committee of each of these corporations. Mr. Goodman became president and sole director of Activeworlds Corp. (OTCBB: AWLD.OB) in July 2007. Mr. Goodman received his law degree from the City University of New York and also holds a Bachelors and Masters Degree in Computer Science.

Directors Not Removed

Martin R. Wade, III, age 57. Mr. Wade became a director and Chief Executive Officer of Broadcaster in August 2001. He has a proven track record in mergers and acquisitions and investment banking. Mr. Wade served from 1998 to 2000 as an M&A banker at Prudential Securities and from 1996 to 1998 as a Managing Director in Mergers and Acquisition at Salomon Brothers. From 1991 to 1996, Mr. Wade was National Head of Investment Banking at Price Waterhouse, LLC. Mr. Wade also spent six years in the M&A department at Bankers Trust and eight years at Lehman Brothers Kuhn Loeb. Mr. Wade is credited with participating in over 200 M&A transactions involving various clients such as, Nike, Cornerstone National Gas Company, Landmark Graphics and Redken Laboratories, Inc. He also serves on the Boards of Directors for Alliance One International, Inc. (NYSE: AOI), NexMed (NasdaqCM: NEXM), Advaxis, Inc. (OTCBB:ADXS.OB) and Command Security Corp (AMEX: MOC).

Richard J. Berman, age 65. Mr. Berman became a director of Broadcaster in February 2002. His business career spans over 35 years of venture capital, management and merger and acquisitions experience. In the last five years, Mr. Berman has served as a professional director and/or officer of about a dozen public and private companies. He is currently Chief Executive Officer of NexMed (NasdaqCM: NEXM), a biotech company; Chairman of National Investment Managers, a public company in pension administration and investment management; and Chairman of Candidate Resources, a private company delivering HR services over the web. The public companies that Mr. Berman is a director of are Dyadic International, Inc. (AMEX: DIL), Broadcaster, Inc, Easylink Services International Corp. (NasdaqCM: ESIC), MediaBay, Inc. (OTC: MBAY.PK), NexMed, Inc. (NasdaqCM: NEXM), GVI Security Solutions Inc. (OTCBB: GVSS.OB), National Investment Managers (OTCBB: NIVM.OB), Nayna Networks, Inc. (OTCBB: NAYN.OB) and Advaxis, Inc (OTCBB: ADXS.OB). From 1998 - 2000, he was employed by Internet Commerce Corporation as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide (NYSE); helped create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. He is a past Director of the Stern School of Business of NYU.

Blair Mills. age 43. Mr. Mills became a director in May 2007. Mr. Mills joined the company in June 2006 as Chief Financial Officer. Previously, he served as Chief Financial Officer of AccessMedia beginning in May 2005. Prior to that date, Mr. Mills served in various management positions at several Internet-based businesses, including most recently Longview Media, Inc. from September 2000 through September 2006. Mr. Mills has also served as an independent consultant to small businesses and emerging growth companies. Mr. Mills is a Chartered Accountant in Canada and a Certified Public Accountant in Illinois.

SECURITY OWNERSHIP

The following table sets forth, as of December 21, 2007 information concerning the beneficial ownership of common stock by each director of the Company, the Chief Executive Officer and the other compensated executive officers provided that their annual compensation exceeds $100,000, and all directors and executive officers as a group.  Unless otherwise indicated below, the business address for each named individual is the principal executive office address, which is 9201 Oakdale Avenue, Suite 200, Chatsworth, California 91311. According to rules adopted by the Securities and Exchange Commission, a person is the “beneficial owner” of securities if he or she has, or shares, the power to vote such securities or to direct their investment. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned.

The table also sets forth, as of December 21, 2007 the name, address, stock ownership and voting power of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned.

Name and Address(1)	Amount and Nature Of Beneficial Ownership	Percentage of Class

Martin Wade, III	198,333	*
Blair Mills	75,000	*
Richard Berman (2)	296,250	*
Paul Goodman (3)	6,250	*
Vincent F. Orza, Jr. (4)	32,750	*
Nolan Quan (5)	22,490,000	43.8%
Michael Gardner (6)	10,697,150	20.8%
Digital Creative Development Corp (7)	3,018,579	5.9%

All officers and directors as a group (6 people)	23,098,583	44.99%

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(1)

Unless otherwise indicated, the address for each is c/o Broadcaster, Inc., 9201 Oakdale Avenue, Suite 200, Chatsworth, California 91311.

(2)

420 Lexington Avenue, Suite 450, New York, NY 10170.

(3)

420 Lexington Avenue, Suite 2330, New York, NY 10170

(4)

2501 n. Blackwelder, Oklahoma City, OK 73106.

(5)

Represents 22,490,000 shares, 50,000 of which are owned by a family trust of which Mr. Quan is a trustee and the balance by the limited liability companies, and Mr. Nolan Quan, one of our principal shareholders, and President is the managing member of four LLCs, Broadcaster LLC 9,640,000 shares, Software People LLC 5,120,000 shares, Trans Global Media LLC 5,120,000 shares and Accessmedia Technologies LLC 2,560,000 shares. Mr. Quan’s affiliated entities have provided services to the Company for which such entities have received compensation. During the year ended June 30, 2007, the Company incurred expenses of $1,849,000 related to services provided by Alchemy, which is controlled by Mr. Nolan Quan. Interest expenses for the year ended June 30, 2007 included $69,000 related to a loan in the principal amount of $1,725,000 from Mr. Nolan Quan. The Company also paid Mr. Quan an aggregate of $86,000 during the year ended June 30, 2007 for the purchase of two licenses owned by him and consulting fees of $12,000. In addition, during the year ended June 30, 2007, the Company paid another entity of which Mr. Quan is a controlling shareholder, $150,000 for the purchase of a license. Mr Quan’s wife and son have provided services to the Company and received an aggregate of $104,480 for such services during the year ended June 30, 2007. See the Company’s Quarterly Report of Form 10Q filed with the Securities and Exchange Commission on November 14, 2007

and the Company’s Annual Report on Form 10-K filed on October 15, 2007 for a more detailed description of the services performed by such affiliated entities and the compensation paid to Mr. Nolan and such entities  for such services.

(6)

c/o Baytree Capital, The Trump Building, 40 Wall Street, New York, NY 10005. Represents 10,647,150 shares, including 1,875,000 shares owned by Baytree. The numbers owned of record and beneficially by Mr. Gardner do not include 1,544,594 shares of our common stock owned by MBYI Liquidating Trust. Mr. Gardner owns a 6.7% interest in the trust as a result of an unrelated transaction, but is not a beneficial owner of the shares under the rules of the SEC. The shares held by the trust may be publicly sold at any time without restriction.

(7)

720 Fifth Avenue, 10th Floor, New York, NY 10019.

INTEREST OF CERTAIN PERSONS IN THE REMOVAL

The security ownership of certain beneficial owners and management are set forth above in the Section entitled “Security Ownership of Certain Beneficial Owners and Management.” Except as disclosed above, none of the following persons has any substantial interest, direct or indirect, in the matter to be acted upon:

(1)

Any director or officer of the Company since January 1, 2007;

(2)

Associates or affiliates of the persons described in (1) and (2).

NO APPRAISAL RIGHTS

Our Stockholders are not entitled to appraisal  rights with respect to the actions to be taken pursuant to the written consent under Delaware law, our Certificate of Incorporation or our Bylaws.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement to our stockholders. The distribution will be made by mail.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2007 and our Registration Statement on Form SB-2. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Broadcaster, Inc.

9201 Oakdale Avenue

Suite 200

Chatswoth, California 91311

As we obtained the requisite stockholder vote for the removal of the director described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

ANNEX A

FORM OF CONSENT

BROADCASTER, INC.

Consent of Stockholders Representing a Majority in Voting Power of the Outstanding Stock

Pursuant to Section 228 of the General Corporation Law of the State of Delaware

The undersigned, constituting  holders of a  majority in voting power of the  outstanding shares of Broadcaster, Inc., a Delaware corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, do hereby consent in writing to the adoption of and do hereby adopt the following resolutions:

WHEREAS, the Board of Directors of the Corporation is presently comprised of Martin R. Wade, III, Richard J. Berman, Blair Mills, Paul Goodman and Dr. Vincent F. Orza, Jr.; and

WHEREAS, the undersigned have deemed it advisable and in the best interests of the Corporation that Dr. Vincent F. Orza, Jr. and Paul Goodman be removed without cause from the Board of Directors of the Corporation;

NOW, THEREFORE, BE IT AND IT HEREBY IS RESOLVED, that as of the Effective Date (as defined below) Dr. Vincent Orza, Jr. and Paul Goodman shall be removed without cause as members of the Board of Directors of the Corporation; and it is further

RESOLVED, that the Corporation be, and hereby is, authorized, empowered and directed to cause an information statement in accordance with Regulation 14C promulgated by the Securities and Exchange Commission (the “SEC”) with respect to the actions taken in the foregoing resolution and to file a Preliminary Schedule 14C with the SEC as soon thereafter as practicable and (unless the Corporation receives notice that the Preliminary Schedule 14C will be subject to review by the SEC) to cause the Definitive Schedule 14 C to be filed with the SEC and information statement to be mailed to the Corporation’s shareholders in accordance with the rules of the SEC on the first business day that is at least 10 days after the filing of the Preliminary Schedule 14C (the “Mailing Date”).  The foregoing resolution shall become effective on the date (the “Effective Date”) that is 20 days after the Mailing Date; and it is further

RESOLVED, that Martin Wade, III is hereby authorized to execute and deliver on behalf of the Corporation all such further documents, certificates, or instruments, to take on behalf of the Corporation all such further actions, and to pay on behalf of the Corporation all such expenses that he determines to be necessary or desirable in order to carry out the foregoing resolutions, the execution and delivery of any such documents, certificates, or instruments, the taking of any such actions, and the payment of any such expenses to be conclusive evidence of that determination.

This consent may be executed in one or more counterparts. The Secretary of the Corporation is hereby directed to file a signed copy of this consent in the corporate minute book.

By: